UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2020, ViewRay, Inc. (“ViewRay”) entered into that certain Agreement (the “Agreement”) by and among ViewRay, ViewRay Technologies, Inc. and Siemens, Healthcare GmbH (“Siemens”).

The Agreement (i) amends certain provisions of that certain Development and Supply Agreement, dated as of May 29, 2008 (as amended from time to time and as may be further amended, the “MRI Agreement”) pursuant to which Siemens supplies ViewRay with a magnetic resonance imaging (“MRI”) system for integration into ViewRay’s MRIdian Linac, (ii) sets forth the parties’ understanding with respect to the supply of certain other components that are integrated into ViewRay’s MRIdian Linac and (iii) contains certain covenants relating to the proposed acquisition of Varian Medical Systems, Inc. (“Varian”) by Siemens.

With respect to the MRI Agreement, the Agreement provides that, among other things, (i) upon Siemens’ development of a new or upgraded MRI system that meets certain specified conditions within the next five years, ViewRay shall have certain co-development and supply rights, (ii) the price for the next generation MRI system developed by Siemens shall not deviate substantially from the indicative pricing previously agreed by the parties, (iii) Siemens shall ensure supply continuity when transitioning to successive generations of the MRI system (subject to certain conditions and limitations) and (iv) the exclusivity restriction applicable to ViewRay shall terminate in the event that Siemens decides to develop, integrate or manufacture any MRI system intended for an MR Linac application internally or with a third party other than ViewRay.

In connection with and subject to the consummation of the proposed acquisition of Varian by Siemens, the Agreement provides that, among other things, (i) confidential ViewRay information shall not be shared with Varian, (ii) Siemens shall cause the dismissal of Varian’s patent infringement lawsuit against ViewRay (Case No. 3:19-cv-05697 (N.D. Cal.)) and grant ViewRay a license to the patents that are the subject of the lawsuit and (iii) Siemens and ViewRay shall negotiate a commercially reasonable arrangement enhancing the compatibility, connectivity, interface and workflow between ViewRay’s MRIdian Linac and Siemens’ relevant portfolio elements.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNumber	Description
10.1*†	Agreement made as of October 1, 2020, by and among ViewRay Technologies, Inc., ViewRay, Inc. and Siemens, Healthcare GmbH.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.
†

Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted portions of the exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: October 7, 2020	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel and Corporate Secretary